Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-128370 and No. 333-134440) and the Registration Statement on Form S-3 (No. 333-135730) of Mountain National Bancshares, Inc. of our report dated March 30, 2007 appearing in this Annual Report on Form 10-KSB of Mountain National Bancshares, Inc. for the year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Brentwood, Tennessee
March 30, 2007